Exhibit 12.2

Section 302 Certification

I, Alfredo Arroyo Guerra, certify that:

1.                                                  I have reviewed this annual report on Form 20-F of Grifols, S.A.;

2.                                                  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2019

/s/ Alfredo Arroyo Guerra
Name: Alfredo Arroyo Guerra
Title: Vice President and Chief Financial Officer